UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 6, 2025
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 6, 2025, the Federal Home Loan Bank of San Francisco (the “Bank”) provided notice to its members that at its September 26, 2025, board of directors (“Board”) meeting, the Board adopted resolutions to provide for the mandatory conversion of the Bank’s Class B stock into Class B-1 and Class B-2 stock, and to designate the rights, preferences, and privileges of such Class B-1 and Class B-2 stock. The conversion will become effective on January 2, 2026.

Effective January 2, 2026, the Bank’s outstanding Class B stock will be converted into Class B-1 membership stock and Class B-2 activity-based stock, as applicable. Upon conversion, members will be required to maintain the minimum stock requirement (“Minimum Stock Requirement”), which remains unchanged and will continue to be calculated as the greater of: (i) the membership stock requirement, which will equal 1.0% of membership asset value up to a maximum of $15 million (“Membership Stock Requirement”), and (ii) the activity-based stock requirement, which will equal 2.7% of outstanding advance balances plus 0.1% of letters of credit balances (“Activity-Based Stock Requirement”).

Upon conversion, Class B-2 activity-based stock will equal the Activity-Based Stock Requirement, and Class B-1 membership stock will be calculated by subtracting Activity-Based Stock Requirement from total capital stock held. If a member has no activity requiring Class B-2 activity-based stock, such member will hold only Class B-1 membership stock. The Minimum Stock Requirement will be calculated daily. Total capital stock held is converted to shares daily by dividing by $100. The total average shares outstanding to calculate any dividend(s) will be determined using the average of the daily shares over the dividend time period.

The Board also approved an update to the dividend philosophy that establishes a guideline for dividend rates for Class B-2 stock to be greater than or equal to Class B-1 stock. The decision to declare any dividend and any dividend rates are at the discretion of the Board and the Board may choose to follow or not follow the dividend philosophy in the declaration of any dividends.

The foregoing description of the Bank’s capital stock, Class B-1 and Class B-2 stock, and Minimum Stock Requirement is qualified in its entirety by the Bank’s Capital Plan filed as Exhibit 4.2 to its Form 10-K for the year ended December 31, 2024.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: October 6, 2025	By:	/s/ Michael S. Hennessy
Michael S. Hennessy Executive Vice President and Chief Financial Officer